UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2010

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Centre Way Suite 400 Knoxville, Tennessee 37919	37919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 1, 2010, registrant’s wholly owned subsidiaries, Team Finance, LLC (“Team Finance”) and Health Finance Corporation (“Health Finance” and, together with Team Finance, the “Issuers”), called for redemption, in whole, of all of their remaining 11.25% Senior Subordinated Notes due 2013 (the “Notes”). A notice of redemption has been sent by the Bank of New York Mellon Trust Company, N.A., the trustee for the Notes, to all registered holders of the Notes. An aggregate principal amount of $45,523,000 of the Notes will be redeemed. The Notes will be redeemed at a redemption price of 102.813% ($1,028.13 for each $1,000) of the principal amount thereof, plus accrued and unpaid interest. The date of redemption is December 1, 2010. The redemption of the Notes will be funded by Issuers’ existing cash on hand. To the extent that existing cash on hand is less than the redemption price, the remaining balance will be funded by Issuers’ revolving credit facility borrowings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.2      Press release of Team Health Holdings, Inc. dated November 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

By:	/s/ DAVID P. JONES
Name:	David P. Jones
Title:	Executive Vice President and Chief Financial Officer

November 2, 2010

EXHIBIT INDEX

Exhibit No.

99.2	Press release of Team Health Holdings, Inc. dated November 1, 2010